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                              RITE AID CORPORATION

                                    OFFERS TO
                         EXCHANGE COMMON STOCK FOR UP TO
             $321,591,600 OUTSTANDING AGGREGATE PRINCIPAL AMOUNT OF
                  5.25% CONVERTIBLE SUBORDINATED NOTES DUE 2002
                                    AND UP TO
              $93,825,000 OUTSTANDING AGGREGATE PRINCIPAL AMOUNT OF
                     DEALER REMARKETABLE SECURITIES DUE 2003


To: BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES AND OTHER NOMINEES:


     Rite Aid Corporation ("Rite Aid") is offering, subject to the terms and conditions set forth in the Offering Circular, dated February 12, 2001 (the "Offering Circular"), and the related letter of transmittal (the "Letter of Transmittal"), relating to the offer (i) to exchange (the "Convertible Notes Exchange Offer") 145 shares of common stock, par value $1.00 per share, of Rite Aid ("Common Stock") for each $1,000 principal amount of currently outstanding 5.25% Convertible Subordinated Notes due 2002 (CUSIP Nos. 767754AL8, 767754AK0 and U76659AA6) (the "Convertible Notes") and (ii) to exchange (the "Remarketable Securities Exchange Offer," and, together with the Convertible Notes Exchange Offer, the "Exchange Offers") 155 shares of Common Stock for each $1,000 principal amount of currently outstanding Dealer Remarketable Securities due 2003 (CUSIP Nos. 767754AM6 and U76659AB4) (the "Remarketable Securities," and together with the Convertible Notes, the "Exchange Offer Securities"). Subject to the terms and conditions of the Exchange Offers, Rite Aid will issue shares of Common Stock in exchange for up to $321,591,600 aggregate principal amount of Convertible Notes, representing 90% of the outstanding principal amount of the Convertible Notes, and for up to $93,825,000 aggregate principal amount of Remarketable Securities, representing 50% of the outstanding principal amount of the Remarketable Securities, that, in each case, are properly tendered and not withdrawn prior to the expiration of the Exchange Offers. If more than $321,591,600 aggregate principal amount of Convertible Notes are tendered, Rite Aid will purchase from each tendering holder of Convertible Notes an amount based on the proportion of Convertible Notes tendered by that holder to all Convertible Notes tendered. If more than $93,825,000 aggregate principal amount of Remarketable Securities are tendered, Rite Aid will purchase from each tendering holder of Remarketable Securities an amount based on the proportion of Remarketable Securities tendered by that holder to all Remarketable Securities tendered. Rite Aid will also pay accrued and unpaid interest up to the date of acceptance on Exchange Offer Securities Rite Aid accepts for exchange. For a more detailed description of the Common Stock Rite Aid is proposing to issue in the Exchange Offers, please see the section of the Offering Circular titled "Description of Capital Stock." The Convertible Notes Exchange Offer and the Remarketable Securities Exchange Offer are independent of each other and neither Exchange Offer is conditioned upon the exchange of a minimum principal amount of Exchange Offer Securities. Rite Aid reserves the right to extend or terminate either Exchange Offer, in its sole and absolute discretion, which may be for any or no reason, and to otherwise amend either Exchange Offer in any respect. The Exchange Offers are open to all holders of Exchange Offer Securities and are subject to customary conditions. Subject to applicable securities laws and the terms set forth in the Offering Circular, Rite Aid reserves the right to waive any and all conditions to either Exchange Offer.


     We are requesting that you contact your clients for whom you hold Exchange Offer Securities regarding the Exchange Offers. For your information and for forwarding to your clients for whom you hold Exchange Offer Securities registered in your name or in the name of your nominee, or who hold Exchange Offer Securities registered in their own names, we are enclosing the following documents:


     1.   The Offering Circular;


     2. The Letter of Transmittal for your use and for the information of your clients;
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     3.   A Notice of Guaranteed Delivery to be used to accept either or both
          Exchange Offers if (a) certificates for the Exchange Offer Securities are not immediately available, (b) time will not permit the certificates for the Exchange Offer Securities or other required documents to reach the Exchange Agent before the expiration of the applicable Exchange Offer, or (c) the procedure for book-entry transfer cannot be completed prior to the expiration of the applicable Exchange Offer;

     4. A form of letter which may be sent to your clients for whose account you hold Exchange Offer Securities registered in your name or the name of your nominee, with space provided for obtaining the clients' instructions with respect to the applicable Exchange Offer;

     5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

     6. Return envelopes addressed to Mellon Investor Services, LLC, the Exchange Agent for the Exchange Offers.

     YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFERS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MARCH 13, 2001. RITE AID, IN ITS SOLE AND ABSOLUTE DISCRETION, MAY EXTEND EITHER OR BOTH EXCHANGE OFFERS (AS EITHER MAY BE EXTENDED, THE "EXPIRATION DATE"). EXCHANGE OFFER SECURITIES TENDERED PURSUANT TO THE EXCHANGE OFFERS MAY BE WITHDRAWN AT ANY TIME BEFORE THE EXPIRATION DATE OR AT ANY TIME AFTER APRIL 9, 2001 IF RITE AID HAS NOT ACCEPTED THE TENDERED EXCHANGE OFFER SECURITIES FOR EXCHANGE BY THAT DATE.

     Unless a holder of Exchange Offer Securities complies with the procedures described in the Offering Circular under the title "The Exchange Offers -- Guaranteed Delivery Procedures," the holder must do one of the following on or prior to the Expiration Date to participate in the applicable Exchange Offer:

     o tender the Exchange Offer Securities by sending the certificates for the Exchange Offer Securities, in proper form for transfer, a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, and all other documents required by the Letter of Transmittal, to Mellon Investor Services, LLC, as Exchange Agent, at one of the addresses listed in the Offering Circular under the title "The Exchange Offers -- Exchange Agent"; or

     o tender the Exchange Offer Securities by using the book-entry procedures described in the Offering Circular under the title "The Exchange Offers -- Procedures for Tendering Exchange Offer Securities" and transmitting a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, or an Agent's Message, as defined below, instead of the Letter of Transmittal, to the Exchange Agent.

     In order for a book-entry transfer to constitute a valid tender of Exchange Offer Securities in the applicable Exchange Offer, the Exchange Agent must receive a confirmation of book-entry transfer (a "Book-Entry Confirmation") of the Exchange Offer Securities into the Exchange Agent's applicable account at The Depository Trust Company prior to the Expiration Date. The term "Agent's Message" means a message, transmitted by the Depository Trust Company and received by the Exchange Agent and forming a part of the Book-Entry Confirmation, which states that The Depository Trust Company has received an express acknowledgment from the tendering holder of Exchange Offer Securities that the holder has received and has agreed to be bound by the Letter of Transmittal.

     If a registered holder of Exchange Offer Securities wishes to tender the Exchange Offer Securities in the applicable Exchange Offer, but (a) the certificates for the Exchange Offer Securities are not immediately available,
(b) time will not permit the certificates for the Exchange Offer Securities or other required documents to reach the Exchange Agent before the Expiration Date, or (c) the procedure for book-entry transfer cannot be completed before the Expiration Date, a tender of Exchange Offer Securities may be effected by following the Guaranteed Delivery Procedures described in the Offering Circular under the title "The Exchange Offers -- Guaranteed Delivery Procedures."

     Rite Aid will not make any payments to brokers, dealers or other persons for soliciting acceptances of the Exchange Offers. Rite Aid will, however, upon request, reimburse brokers, dealers, commercial banks, trust companies and other nominees for reasonable and necessary costs and expenses incurred by them in forwarding the Offering Circular and the related documents to the beneficial owners of Exchange Offer Securities held by them as nominee or in a fiduciary capacity. Rite Aid will pay or cause to be paid all stock transfer taxes applicable to the exchange of Exchange Offer Securities in the Exchange Offers, except as set forth in the Letter of Transmittal.


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     Any inquiries you may have with respect to either or both Exchange Offers, or requests for additional copies of the enclosed materials, should be directed to Mellon Investor Services, LLC, the Exchange Agent for the Exchange Offers, at one of the addresses and telephone number set forth on the front of the Letter of Transmittal or Mellon Investor Services, LLC, the Information Agent for the Exchange Offers, at the address and telephone numbers set forth in the Offering Circular.

                                        Very truly yours,

                                        RITE AID CORPORATION


     NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF RITE AID OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFERS, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE OFFERING CIRCULAR OR THE LETTER OF TRANSMITTAL.


Enclosures

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